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                                                                  Exhibit 10.246

                   FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

     This First Amendment to Office Lease Agreement (this "First Amendment") is made and entered into by and between KBS PHOENIX IV, L.L.C., a Delaware limited liability company (the "Landlord") and READY MIX, INC., a Nevada corporation ("Tenant"), effective as of August 31, 2003 (the "Effective Date").


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant heretofore executed and entered into that certain Office Lease Agreement dated May 26, 2000 (the "Original Lease"), pursuant to which Tenant leased certain premises containing 2,260 Rentable Square Feet (the "Original Premises") in the building commonly known as 26th Place, located 2601 East Thomas Road, Phoenix, Arizona 85016 (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to relocate Tenant, extend the Lease Term, and to modify certain terms and provisions of the Lease, all as more particularly set forth below;

     NOW, THEREFORE, for and in consideration of the premises contained herein, and other good and valuable consideration paid by each of Landlord and Tenant to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby ratified and amended as follows:

1. Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.

2. Extension of Lease Term. Landlord and Tenant acknowledge and agree that the Lease Term is hereby scheduled to expire on August 31, 2003. Landlord and Tenant hereby acknowledge and agree the Lease Term shall be extended for the period commencing September 1, 2003 and continuing through and expiring on the day preceding the thirty-sixth (36th) month anniversary of the Relocation Date (as defined below) (the "Extension Term"), upon and subject to all of the existing terms of the Lease except as otherwise hereafter set forth.

3. Relocation Space. Effective as of the date upon which there is Substantial Completion of the Relocation Space Tenant Improvements in the Relocation Space (the "Relocation Date"), and subject to the conditions of Paragraph 5 below, the Premises shall be relocated from the Original Premises to that certain space containing approximately 3,189 Rentable Square Feet located in Suite 120 of the Building (the "Relocation Space"), as more particularly described on Exhibit A attached hereto, and, from and after the Relocation Date, all references to the Premises shall mean the Relocation Space. Landlord and Tenant acknowledge and agree that Landlord and Tenant will execute an amendment that serves as confirmation of Relocation Date when the Relocation Date (and the expiration date of the Extension Term) is determined.


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4.  Released Space.  Effective as of the Relocation Date, with respect to the
    Released Space only, Tenant covenants and agrees with Landlord that as a condition precedent to Tenant's occupancy of the Relocation Space, Tenant hereby surrenders the approximate 2,260 Rentable Square Feet located in Suite 235 of the Building (collectively, the "Released Space"), which is more particularly described on Exhibit B attached hereto, subject to the following:

       (a) With respect to the Released Space only, as of the Relocation Date, Tenant agrees to surrender the Released Space in substantially the same condition as existed upon commencement of the Lease, reasonable wear and tear excepted, and with all personal property of Tenant removed therefrom. Tenant hereby releases, as of the Relocation Date, all of its right, title and interest in, and in respect of, the Released Space. Tenant covenants, agrees and represents that Tenant shall have no further right to use, occupy or have possession of the Released Space or any portion thereof after the Relocation Date.

       (b) With respect to the Released Space only, Tenant covenants and agrees that it has full right, power and authority to terminate and surrender the Released Space in the manner aforesaid.

       (c) Subject to Paragraph 5(a) above and Paragraph 5(e) below with respect to the Released Space only, Landlord agrees (i) to forever release and discharge Tenant from all obligations, covenants and agreements of Tenant arising under or in connection with the Released Space after the Relocation Date and (ii) not to sue Tenant for obligations covenants and agreements of Tenant arising under or in connection with the Released Space after the Relocation Date.

       (d) With respect to the Released Space only, Tenant agrees (i) to forever release and discharge Landlord from all obligations, covenants and agreements of Landlord arising under or in connection with the Released Space and (ii) not to sue Landlord for obligations, covenants and agreements of Landlord arising under or in connection with the Released Space.

       (e) Notwithstanding anything to the contrary herein contained, with respect to the Released Space only, the parties acknowledge and agree that each shall continue to be fully liable to the other to the extent set forth in the Lease for any claim for personal injury or property damage arising prior to the Relocation Date. Tenant shall also be responsible for any Operating Costs reimbursable that may be due, when the actual Operating Costs for the calendar year 2004 for the Building are determined in 2005.

       (f) With respect to the Released Space only, Tenant covenants and agrees with Landlord that Tenant shall make or cause to be made any further assurances of the termination and the surrender of the Released Space as Landlord may reasonably require from time to time.

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5.   Confirmation of Premises. Effective on and as of the Relocation Date, the
     "Premises" shall consist of the Relocation Space, which is Suite 120, containing 3,189 Rentable Square Feet.

6. Minimum Monthly Rent. From and after September 1, 2003, the Minimum Monthly Rent for the Relocation Space shall be as follows:

     (a) For the period commencing September 1, 2003 and continuing through the day immediately preceding the Relocation Date, the Monthly Minimum Rent shall be equal to $3,393.77 per month, plus applicable rental sales tax;

     (b) For the period commencing on the Relocation Date and continuing through the day immediately preceding the twelfth (12th) month anniversary of the Relocation Date, the Minimum Monthly Rent shall be $3,986.25 per month (being equal to $15.00 per Rentable Square Foot per annum), plus applicable rental sales tax;

     (c) For the period commencing on the twelfth (12th) month anniversary of the Relocation Date and continuing through the day immediately preceding the twenty-fourth (24th) month anniversary of the Relocation Date, the Minimum Monthly Rent shall be $4,119.13 per month (being equal to $15.50 per Rentable Square Foot per annum), plus applicable rental sales tax; and

     (d) For the period commencing on the twenty-fourth (24th) month anniversary of the Relocation Date and continuing through the last day of the Extension Term, the Minimum Monthly Rent shall be $4,252.00 per month (being equal to $16.00 per Rentable Square Foot per annum), plus applicable rental sales tax.

7. Relocation Space Tenant Improvements. The Relocation Space is hereby leased to Tenant in its "AS-IS", "WHERE-IS" and "WITH ALL FAULTS" condition and Landlord shall have no obligation to refurbish or otherwise improve the Relocation Space for the Extension Term; provided that, subject to the terms of the Work Letter attached hereto as Exhibit C. Landlord shall perform the certain improvements to the Relocation Space in accordance with, and subject to the terms of, said Exhibit C attached hereto and made a part hereof for all purposes.

8. Tenant's Pro Rata Share. As of the Relocation Date, Landlord and Tenant acknowledge and agree that Tenant's Pro Rata Share, as specified in Article 1.1(h) of the Lease, shall be amended to be 10.107% (3,189 rsf/31,553 rsf).

9. Security Deposit. Concurrently with the execution of the First Amendment, Landlord and Tenant hereby agree that Tenant shall pay an additional Security Deposit of $858.23 (the "Extension Term Security Deposit"). Upon payment of the Extension Term Security Deposit, the total Security Deposit (including the Extension


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    Term Security Deposit and the Security Deposit paid upon execution of the
    Lease) held by Landlord, from and after the Relocation Date, is equal to $4,252.00.

10. Parking. Effective on and as of the Relocation Date, Landlord and Tenant acknowledge and agree that Article 6.1 of the Lease shall be amended so that Tenant shall have a license to use (12) parking spaces of which there will be (i) three (3) covered, reserved in Automobile Parking Areas designated by Landlord from time to time at the additional cost to Tenant of $25.00 per parking space per month, plus applicable rental sales tax during the Extension Term (from and after the Relocation Date) and (ii) nine (9) uncovered, unreserved parking spaces at no additional cost to Tenant during the Extension Term (from and after the Relocation Date).

11. Brokers. Tenant warrants that it has had no dealings with any broker or agent other than CB Richard Ellis, Inc. (the "Broker") in connection with the negotiation or execution of this First Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than the Broker, with respect to this First Amendment.

12. Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

13. Counterparts/Facsimiles. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.




                           [SIGNATURE PAGE TO FOLLOW]








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          SIGNATURE PAGE TO FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
                                 BY AND BETWEEN
                    KBS PHOENIX IV, L.L.C., AS LANDLORD, AND
                           READY MIX, INC., AS TENANT

     IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed on the respective dates set forth below, to be effective for all purposes, however, as of the Effective Date set forth herein.

                                     LANDLORD:

                                     KBS PHOENIX IV, L.L.C.,
                                     A DELAWARE LIMITED LIABILITY COMPANY

                                     BY:  KOLL BREN SCHREIBER REALTY ADVISORS,
                                          INC., A DELAWARE CORPORATION, AS AGENT




                                          BY: /s/ David L. Kray
                                             -------------------------------
                                              DAVID L. KRAY,
                                              SENIOR VICE PRESIDENT

                                          DATE: 9/17     , 2003
                                                ---------

                                     TENANT:

                                     READY MIX, INC.,
                                     A NEVADA CORPORATION



                                     BY: /s/ Robert A. DeRuiter
                                        -------------------------
                                     NAME: Robert A. DeRuiter
                                          -----------------------
                                     TITLE: General Manager
                                          -----------------------

                                     DATE: 9-9    , 2003
                                          --------



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